  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2020
_________________

WIDEPOINT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. EmployerIdentification No.)
11250 Waples Mill Road, South Tower 210, Fairfax, Virginia (Address of Principal Executive Office)		22030 (Zip Code)
Registrant’s telephone number, including area code: (703) 349-2577
______________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.001 par value per share	WYY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01
Entry into a Material Definitive Agreement.

On August 18, 2020, WidePoint Corporation (the “Company” or “us” or “we”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (“B. Riley FBR”), The Benchmark Company, LLC (“Benchmark”) and Spartan Capital Securities, LLC (“Spartan”, together with B. Riley FBR and Benchmark, the “Sales Agents”) under which we may issue and sell in a registered offering shares of our common stock having an aggregate offering price of up to $24,000,000 from time to time through or to a Sales Agent (the “ATM Offering”). We expect to use net proceeds, if any, from the ATM Offering over time as a source for general corporate purposes, including potentially expanding existing businesses, acquiring businesses and investing in other business opportunities.

Sales of our common stock through a Sales Agent, if any, will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. A Sales Agent will use its commercially reasonable efforts to make such offerings consistent with its normal trading and sales practices. We will pay the Sales Agents an aggregate of up to 4.0% of the gross proceeds of the sales price per share of common stock sold through the Sales Agents under the Sales Agreement. We also may sell some or all of the shares of common stock to the Sales Agents as principals for their own account at a price agreed upon at the time of sale.

We are not obligated to make any sales of our common stock under the Sales Agreement and no assurance can be given that we will sell any shares under the Sales Agreement, or, if we do, as to the price or amount of shares that we will sell, or the dates on which any such sales will take place. The Sales Agreement will terminate upon the earlier of (i) the sale of all of our common stock subject to the Sales Agreement, or (ii) termination of the Sales Agreement as provided therein.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. In connection with the Sales Agreement, the Company is filing the opinion and consent of its counsel, Foley & Lardner LLP, regarding the validity of the shares of common stock that may be sold pursuant to the Sales Agreement as Exhibits 5.1 and 23.1 to this Current Report on Form 8-K, which are incorporated herein by reference.

All statements in this report that are not historical facts should be considered “Forward Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this report.

Item 9.01(d)         Financial Statements and Exhibits.

Exhibit 1.1	At Market Issuance Sales Agreement, dated August 18, 2020, by and among WidePoint Corporation, B. Riley Securities, Inc., The Benchmark Company, LLC and Spartan Capital Securities, LLC
Exhibit 5.1	Opinion of Foley & Lardner LLP
Exhibit 23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

Date: August 18, 2020	By:	/s/ Jin Kang
Jin Kang
Chief Executive Officer